EXHIBIT 4.1.6

FIFTH SUPPLEMENTAL INDENTURE DATED AS OF MAY 3, 2012
to

INDENTURE

dated as of October 6, 2010 among
MOLSON COORS INTERNATIONAL LP, as Issuer
THE GUARANTORS NAMED THEREIN, as Guarantors

and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

EXHIBIT 4.1.6

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of May 3, 2012 (this “Supplemental Indenture”), to the Indenture dated as of October 6, 2010, as supplemented by the First Supplemental Indenture thereto dated as of October 6, 2010, as supplemented by the Second Supplemental Indenture dated December 25, 2010, as supplemented by the Third Supplemental Indenture dated March 8, 2011, as supplemented by the Fourth Supplemental Indenture dated November 11, 201 I (the “Original Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation     (the “Parent Guarantor”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado corporation, COORS INTERNATIONAL HOLDCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL ULC, a Nova Scotia unlimited liability company, MOLSON COORS CAPITAL FINANCE ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2, LLC, a Colorado corporation, NEWC03, INC., a Colorado corporation, MOLSON COORS BREWING COMPANY (UK) LIMITED, an English private limited company, MOLSON COORS HOLDINGS LIMITED, an English private limited company and GOLDEN ACQUISITION, an English private unlimited company (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee are authorized to enter into this Supplemental Indenture pursuant to Section 9.01 of the Original Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That the parties hereto hereby agree as follows:

Section 1. Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

Section 2. Additional Subsidiary Guarantors. Molson Coors Brewing Company (UK) Limited, Molson Coors Holdings Limited and Golden Acquisition each hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article 10 of the Original Indenture.

Section 3. Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Supplemental Indenture, in which case the terms of this Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

Section 4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Supplemental Indenture to Canadian Bonds

EXHIBIT 4.1.6

Section 6. Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Supplemental Indenture to Canadian Bonds

EXHIBIT 4.1.6

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Treasurer

GUARANTORS:
MOLSON COORS BREWING COMPANY

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Vice President –Treasurer, Tax & Strategic Finance

COORS BREWING COMPANY

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Vice President – Taxation and Treasurer

MOLSON CANADA 2005

By:	/s/ Kelly L. Brown
Name: Kelly L. Brown
Title: Chief Legal Officer

Supplemental Indenture to Canadian Bonds

EXHIBIT 4.1.6

CBC HOLDCO LLC

By:     COORS BREWING COMPANY,
Managing Member

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Vice President – Taxation and Treasurer

COORS INTERNATIONAL HOLDCO, ULC

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Treasurer

MOLSON COORS CALLCO ULC

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Treasurer

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Treasurer

MOLSON COORS CAPITAL FINANCE ULC

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez

Supplemental Indenture to Canadian Bonds

EXHIBIT 4.1.6

Title: Treasurer

Supplemental Indenture to Canadian Bonds

EXHIBIT 4.1.6

MC HOLDING COMPANY LLC

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Vice President, Taxation and Treasurer

CBC HOLDCO 2 LLC

By:     COORS BREWING COMPANY,
Managing Member

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Vice President – Taxation and Treasurer

NEWCO3, INC.

By:	/s/ Julio O. Ramirez
Name: Julio O. Ramirez
Title: Treasurer

Supplemental Indenture to Canadian Bonds

EXHIBIT 4.1.6

MOLSON COORS BREWING COMPANY (UK) LIMITED

By:	/s/ Susan Albion
Name: Susan Albion
Title: Legal Director

MOLSON COORS HOLDINGS LIMITED

By:	/s/ Susan Albion
Name: Susan Albion
Title: Legal Director

GOLDEN ACQUISITION

By:	/s/ Susan Albion
Name: Susan Albion
Title: Legal Director

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:

Name:
Title:

By:

Name:
Title:

Supplemental Indenture to Canadian Bonds